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                                                                       EXHIBIT 3



                           Form of Right Certificate

Certificate No. R-                                                     Rights
                                                                 -----

             NOT EXERCISABLE AFTER FEBRUARY 24, 2010 OR EARLIER IF
             REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT
                TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
                   ON THE TERMS SET FORTH IN THE AGREEMENT.

                               Right Certificate

                              EOG RESOURCES, INC.

                  This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of February 14, 2000 (the "Agreement"), between EOG Resources, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York City time, on February 24, 2010 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series E Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price of $90 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 24, 2000, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. A copy of the Agreement is on file at the principal executive offices of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right




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Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.



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                  WITNESS the facsimile signature of the proper officers of the
Company and its corporate seal. Dated as of  _______ , ____.



ATTEST:                                            EOG RESOURCES, INC.


                                                   By
-----------------------------------                    ------------------------
Name:                                                  Name:
Title:                                                 Title:
Countersigned:


First Chicago Trust Company of New York

By
    ----------------------------
    Name:
    Title:




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                   Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
        ----------------------


                                                 -------------------------------
                                                 Signature



Signature Guaranteed:
                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).


                                                 -------------------------------
                                                 Signature


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             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)


To:  EOG RESOURCES, INC.

                  The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

-------------------------------------------------------------------------------
                        (Please print name and address)

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If such number of Rights shall not be all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------




Dated:
        ------------------




                                                 -------------------------------
                                                 Signature


Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.




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                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).



                                                 -------------------------------
                                                 Signature



                                     NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.